UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 5

to

FORM 10

General Form for Registration of Securities

Pursuant to Section 12(b) or 12(g) of the Securities Exchange Act of 1934

EPHS HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Nevada	82-4383947
(State or other jurisdiction	(IRS Employer
of Incorporation)	Identification Number)

7694 Colony Palm Drive

Boynton Beach, FL 33436

(Address of principal executive offices)(Zip Code)

Telephone Number 212-321-0091

Securities to be registered under Section 12(b) of the Act:

None

Securities to be registered under Section 12(g) of the Act:

Common Stock Class A Common Shares $.001 Par Value

Correspondence to:

John Bentivoglio

Chief Executive Officer and President

7694 Colony Palm Drive

Boynton Beach, FL  33436

(212) 321-0091

Email:johnbentivoglio@gmail.com

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐		Accelerated filer ☐
Non-accelerated filer ☐	(Do not check if a smaller	Smaller reporting company ☑
	reporting company)	Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE

This registration statement on Form 10 (the “Registration Statement”) is being filed by EPHS Holdings, Inc. (“EPHS Holdings,” the “Company,” “we,” “us,” or “our”) in order to register common stock of the Company voluntarily pursuant to Section 12(g) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Company is not required to file this Registration Statement pursuant to the Securities Act of 1933, as amended (the “Securities Act”). Once this Registration Statement is deemed effective, we will be subject to the requirements of Regulation 13A under the Exchange Act, which will require us to file annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, and we will be required to comply with all other obligations of the Exchange Act applicable to issuers filing registration statements pursuant to Section 12(g) of the Exchange Act.

This amendment to the Registration Statement is being filed to address certain matters raised in the Securities and Exchange Commission’s Comment Letter, dated May 23, 2018.

FORWARD LOOKING STATEMENTS

The following discussion, in addition to the other information contained herein should be considered carefully in evaluating the Company’s prospects. Forward-looking statements give our current expectations, contain projections of results of operations or of financial condition, or forecasts of future events. Words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates” and similar expressions or variations of such words are intended to identify forward-looking statements, but are not the exclusive means of identifying forward-looking statements in this Registration Statement. Additionally, statements concerning future matters such as revenue projections, projected profitability, growth strategies, possible changes in legislation and other statements regarding matters that are not historical are forward-looking statements.

Forward-looking statements reflect the good faith judgment of the Company’s management and the statements are based on facts and factors as the Company currently knows them. Forward-looking statements are subject to risks and uncertainties and actual results and outcomes may differ materially from the results and outcomes discussed in the forward-looking statements. Factors that could cause or contribute to such differences in results and outcomes include, but are not limited to, those discussed in the Section titled “Risk Factors”. You are urged not to place undue reliance on these forward-looking statements which speak only as of the date hereof.

Item 1.

Business

Corporate History and Background

EPHS Holdings, Inc. was incorporated under the laws of the State of Nevada on January 28, 1999 under the name Quantum Bit Induction Technology, Inc. On November 14, 2011, the Company filed Amended and Restated Articles of Incorporation changing its name to Quantumbit, Inc. On September 26, 2013, the Company filed a Certificate of Amendment changing its name to Sertant, Inc. Then on January 11, 2018, the Company filed a Certificate of Amendment with the Nevada Secretary of State changing its name to EPHS Holdings, Inc.

The Company’s original plan was to build and use technology to mine gold, platinum, precious metals and rare earth metals in situ from seawater and from slurries created from land-based ores. The Company’s property was located in Nevada. The Company also explored developing technology to selectively electroplate precious and rare earth metals from solution or seawater onto collector electrodes. These endeavors were not successful, and the Company has since ceased operations with respect to these endeavors.

With no operations, the Company was placed into receivership on February 15, 2017 (Case No. 2017-10544, as filed in the District Court of Harris County, Texas, 151st Judicial District) and remained in receivership until December 2017. In July 2017, the court appointed Angela Collette as exclusive receiver over the Company. Angela Collette was also appointed as the Company’s president. In February 2017, one of the Company’s shareholders sued the Company for breach of fiduciary duties of care, loyalty and good faith to the Company’s shareholders. In September 2017, the Company entered into an agreement with the shareholder and the receiver to resolve the legal claim by issuing 4,750,000 shares of common stock to the shareholder. On January 11, 2018, the Company’s name was changed to EPHS Holdings, Inc.

On December 28, 2017, the Company issued to EPHS, Inc., a Florida corporation, 75 million shares of the Company’s common stock for $110,000 which represented approximately 62% of the Company’s issued and outstanding shares of common stock.

The Company was seeking to effect a merger, exchange of capital stock, asset acquisition or other similar business combination (a “Business Combination”) with an operating or development stage business (the “Target Business”) which desires to utilize our status as a reporting corporation under the Exchange Act. In furtherance thereof, we signed a Letter of Intent to acquire all of the issued and outstanding shares of common stock of Emerald Plants Health Source, Inc., a Quebec corporation (“Emerald”). Emerald is a Canada based company engaged in the cultivation of cannabis because we are seeking a new business opportunity. On February 27, 2018, pursuant to the terms of a Share Exchange Agreement, we acquired all of the issued and outstanding shares of common stock of Emerald and Emerald became a wholly owned subsidiary of the Company.

Pursuant to the terms and conditions of the Share Exchange Agreement, executed between the Company and the shareholders of Emerald, we acquired all of the issued and outstanding shares of common stock of Emerald in exchange for the issuance of 20,000,000 restricted shares of the Company’s common stock. Paolo Gervasi and Calogero “Sal” Caruso were the sole shareholders of Emerald and received a total of 14 million shares of our common stock. The remaining 6,000,000 shares were issued to consultants, including 1,250,000 shares to our president, Gianfranco “John” Bentivoglio for services rendered as part of the negotiations of the Share Exchange Agreement. For more information regarding the acquisition of Emerald you are urged to read the Share Exchange Agreement in its entirety, which is attached as an exhibit to this Registration Statement. The transaction closed on February 27, 2018.

The 20,000,000 restricted shares of our common stock that were issued pursuant to the Share Exchange Agreement represented approximately 14% of the then issued and outstanding common stock of EPHS Holdings.

As a result of the transactions affected by the Share Exchange Agreement, Emerald became a wholly owned subsidiary of EPHS Holdings. Emerald is a development stage company with limited operations and no revenues to date. Emerald’s business plan is to cultivate and distribute cannabis entirely within Canada.

With the acquisition of Emerald, the Company will be dependent on Mr. Gervasi and Mr. Calegero to continue managing the operations of Emerald. At this time, we have no employment agreement with either and there can be no assurance that they will remain with the Company.

Business Operations

We currently have no operations and only nominal cash for ongoing business operations. Mr. Bentivoglio is currently funding the Company’s current operations in exchange for additional equity. However, there is no assurance that either Mr. Bentivoglio or a third party will continue to fund our operations. We have no commitment for either additional debt or equity funding from any source.

The Company’s primary operating subsidiary, Emerald, is currently awaiting its commercial cultivation license, identified as a license for Access to Cannabis for Medical Purposes Regulation (“ACMPR”), from Health Canada. Only upon receipt of the ACMPR may the Company commence its commercial operations. While the Company anticipates receiving its ACMPR within the next 6-8 weeks, there can be no assurance that the license will be granted or that the conditions imposed upon the Company in connection with the license will not be materially burdensome. As of April 12, 2018, the Company has filed responses to Health Canada’s second request for information. The Company does not anticipate additional requests for information from Health Canada.

After Health Canada grants the Company its ACMPR license, the Company will commence cultivation of its initial cannabis crops. The initial crops will be submitted to Health Canada as part of the Company’s application for a sales license. The Company anticipates obtaining a sales license approximately 4 to 6 weeks thereafter. The Company plans to begin commercial sales within 4 months of receiving the ACMPR license.

Until such time that the Company can begin commercial operations, the Company will continue to rely on its existing cash reserves and additional funding from Mr. Bentivoglio. After the Company obtains the ACMPR license, the Company plans to seek additional debt and equity financing to fund its operations.

Presently, the Company has three full-time employees. Mr. Bentivoglio is the Company’s sole officer and director. Paolo Gervasi and Calogero “Sal” Caruso became employees of the Company after the Company’s acquisition of Emerald. None of the Company’s three employees collects a salary at this time. In the next twelve months, assuming the commencement of commercial operations, we expect to engage approximately 15 full-time employees and 10 temporary or part-time employees. The Company also anticipates entering into employment agreements with Messrs. Bentivoglio, Gervasi and Caruso in the near future.

Emerald

Emerald is the Company’s sole operating subsidiary. Emerald is based in Quebec, Canada and conducts its operations entirely within Canada. Emerald is awaiting approval of its application to Health Canada to secure a ACMPR commercial cultivation license.

After Emerald obtains its ACMPR, it will be required to apply for an additional sales license. In applying for a sales license for cannabis, Emerald will be required to submit its first two cannabis crops to Health Canada for inspection. The inspection will examine the cannabis for contaminants and environmental control. Once the license is granted, Emerald be able to sell cannabis to licensed distributors throughout Canada. While Emerald has not yet entered into any agreements or other arrangements with licensed distributors, Emerald plans to only sell to distributors who will distribute its cannabis solely in Canada.

Commercial Cultivation of Cannabis:

In order to become licensed in Canada and the province of Quebec to grow and sell cannabis, licensed commercial cannabis companies must:

•

Maintain their license in good standing;

•

Establish personnel security measures;

•

Comply with and implement good production practices;

•

Comply with packaging, shipping, labeling, import and export requirements, and record-keeping requirements; and

•

Comply with client registration and ordering requirements.

Labeling, testing and notice requirements for cannabis products include the following:

•

Cannabis oil must include the carrier oil used. For cannabis oil in dosage form, it must include the number of capsules or units in the container, the net weight, and the volume of each capsule or unit;

•

Fresh and dried marijuana must include the percentage of THC and CBD that could be yielded, taking into account the potential to convert THC-Acid and CBD-Acid into THC and CBD;

•

The accuracy of weight and volume of products in packages must be between 95% and 105%;

•

All analytical testing required to be done using validated methods (e.g., contaminants, disintegration, and solvent residue testing) and requiring disintegration testing for cannabis oil in capsules or similar dosage forms; and

•

Notification to the Minister of Health required prior to commencing a recall.

The Facility

Emerald currently leases a facility of approximately 8,400 square foot facility. Before the ACMPR license is granted, the facility must contain the following physical safety measures (as described further below):

•

Walk-in vault to comply with the Health Canada Security Directives for Controlled Substances;

•

Building security, including access control, video surveillance and motion detectors;

•

Equipment to grow the cannabis; and

•

Laboratory equipment to monitor and test product quality.

The facility will be subject to Good Manufacturing Practices (“GMP”). GMP is the national standard for the production of pharmaceuticals. A GMP facility is under strict environmental control to ensure that manufacturing of sterile, potent and uncontaminated products.

The facility has been designed to meet all regulatory standards and to operate at current GMP requirements. It will have standard operating procedures (“SOPs”) in place to ensure proper manufacturing, record keeping and retention, environmental cleaning, and facility and equipment monitoring.

Government Regulation of Cannabis

The use of marijuana for medical purposes in Canada is governed by the Marijuana for Medical Purposes Regulations (“MMPR”). MMPR deals exclusively with the medical use of marijuana and does not address the issue of legalizing marijuana for general use.

The Canadian government does not endorse the use of marijuana, but the courts have required reasonable access to a legal source of marijuana when authorized by a physician.

MMPR also sets forth the requirements for licensed producers of medical marijuana. These regulations include:

Physical Security Measures

Good Production Practices

Packaging, Labeling and Shipping Requirements

Import and Export permit, if applicable

Security Clearance

Physical Security Measures

Production sites need to be located indoors, and not in a private dwelling.

The MMPR sets out physical security requirements that are necessary to secure sites where licensed producers conduct activities with marijuana other than storage.

Health Canada has established security requirements for the storage of all controlled substances including dried marijuana by licensed producers.

All applicants for a ACMPR license must demonstrate to Health Canada that they meet these security requirements. Licensed producer sites are subject to compliance and enforcement measures, including regular audits and inspections by Health Canada.

Good Production Practices

Licensed producers are subject to Good Production Practices that are meant, among other things, to ensure the cleanliness of the premises and equipment. The licensed producer is required to employ a quality assurance person with appropriate training, experience, and technical knowledge to approve the quality of dried marijuana prior to making it available for sale.

Product Quality

One of the requirements under Good Production Practices is that licensed producers must test dried marijuana for microbial and chemical contaminants.

Other Requirements

Licensed producers must also meet other requirements under Good Production Practices under the MMPR including, but not limited to:

•

Sanitation Program;

•

Standard Operating Procedures; and

•

Establishment of a Recall System.

Packaging, Labeling and Shipping - Consumer Information

Dried marijuana must be packaged in a tamper-evident and child-resistant container and contain standard information about the product (including but not limited to, the weight in grams and the packaging date). In addition, all licensed producers are required to attach a client-specific label, similar to a patient-specific prescription drug label, to the package of dried marijuana.

As described above, labeling, testing and notice requirements for cannabis products will include the following:

•

Cannabis oil must include the carrier oil used. For cannabis oil in dosage form, it must include the number of capsules or units in the container, the net weight, and the volume of each capsule or unit;

•

Fresh and dried marijuana must include the percentage of THC and CBD that could be yielded, taking into the account the potential to convert THC-Acid and CBD-Acid into THC and CBD;

•

The accuracy of weight and volume of products in packages must be between 95% and 105%;

•

All analytical testing required to be done using validated methods (e.g., contaminants, disintegration, and solvent residue testing) and requiring disintegration testing for cannabis oil in capsules or similar dosage forms; and

•

Notification to the Minister of Health required prior to commencing a recall.

Import and Export Permit

A licensed producer must obtain a permit from the Minister of Health prior to importing or exporting marijuana. At this time, the Company has no plans to export marijuana.

Security Clearance

The following individuals are required to have a valid security clearance under the MMPR:

•

the applicant (if an individual);

•

all officers and directors of a corporate applicant;

•

the proposed Senior Person in Charge (as defined in the MMPR);

•

the proposed Responsible Person in Charge (as defined in the MMPR); and

•

the proposed Alternate Person(s) in Charge (as defined in the MMPR).

In addition to compliance with statutory guidelines prescribed at the federal level, controlled substances are also subject to regulation at the provincial level. Though provincial-controlled substances laws often mirror federal law, because the provinces are separate jurisdictions, they may separately schedule any product candidates as well. While some Canadian provinces automatically schedule a drug based on federal action, other provinces schedule drugs through rulemaking or a legislative action. Provincial scheduling may delay commercial sale of any product for which we obtain federal regulatory approval and adverse scheduling could have a material adverse effect on the commercial attractiveness of such product.

Item 1A.

Risk Factors

An investment in our securities is highly speculative and subject to a high degree of risk. Only those who can bear the risk of the entire loss of their investment should participate. Prospective investors should carefully consider the following factors, among others, prior to making an investment in the securities described herein.

AS SUCH, INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME AND MUST BE ABLE TO WITHSTAND A TOTAL LOSS OF THEIR INVESTMENT.

THE RISKS AND UNCERTAINTIES DESCRIBED BELOW ARE NOT THE ONLY ONES WE FACE. ADDITIONAL RISKS AND UNCERTAINTIES NOT PRESENTLY KNOWN TO US OR THAT WE CURRENTLY DEEM IMMATERIAL MAY ALSO IMPAIR OUR BUSINESS OPERATIONS. IF ANY OF THE FOLLOWING RISKS ACTUALLY OCCUR, OUR BUSINESS COULD BE MATERIALLY ADVERSELY AFFECTED. IN SUCH CASE, WE MAY NOT BE ABLE TO PROCEED WITH ITS PLANNED OPERATIONS AND YOUR INVESTMENT MAY BE LOST ENTIRELY.

RISKS ASSOCIATED WITH THE COMPANY'S PROSPECTIVE BUSINESS AND OPERATIONS:

We have no assets and no operations.

We have nominal assets and no operations. There can be no assurance that the operations of Emerald will be profitable. We will need to raise additional working capital. We have no commitment for funding and there can be no assurance that we will be able to secure additional debt or equity financing and, if obtained, will be available on terms acceptable to us.

RISKS ASSOCIATED WITH OUR FINANCIAL CONDITION:

It is possible investors may lose their entire investment.

Prospective investors should be aware that if we are not successful in our contemplated business activities, your entire investment in the Company could become worthless. Even if we are successful, in securing financing, there can be no assurances that we will generate sufficient revenues to continue operations.

Emerald has no proven ability to generate revenues, and any investment in our company is risky.

Neither the Company nor Emerald has a meaningful operating history so it will be difficult for you to evaluate an investment in our stock. We cannot assure that we will generate revenues or be profitable. As a result, investors will bear the risk of complete loss of their investment in the event we are not successful.

Our auditors have raised substantial doubt about the Company’s ability to continue as a going concern.

As of December 31, 2017, the Company had an accumulated deficit of $4,011,584. As a result, our independent public accounting firm has expressed substantial doubt about the Company’s ability to continue as a going concern. The Company is dependent upon its ability to secure additional financing and generate sufficient cash flows to meet its obligations on a timely basis.

We need to raise additional capital to fund our operations.

We do not currently have sufficient capital to fund our current or anticipated operations. We may be unable to obtain additional capital when required. Future business development activities, as well as our administrative requirements (such as salaries, insurance expenses and general overhead expenses, as well as legal compliance costs and accounting expenses) will require a substantial amount of additional capital and cash flow.

We may pursue sources of additional capital through various financing transactions or arrangements, including joint venture projects, debt financing, equity financing or other means. We may not be successful in identifying suitable financing transactions in the time period required, or at all, and we may not be able to obtain the capital we require by other means. If we do not succeed in raising additional capital, we will not be able to implement our business plan.

Any additional capital raised through the sale of equity may dilute the ownership percentage of our stockholders. Raising any such capital could also result in a decrease in the fair market value of our equity securities because our assets would be owned by a larger pool of outstanding equity. The terms of securities we issue in future capital transactions may be more favorable to our new investors, and may include preferences, superior voting rights and the issuance of other derivative securities, and issuances of incentive awards under equity employee incentive plans, which may have a further dilutive effect.

Our ability to obtain financing may be impaired by factors such as the capital markets (both generally and in our industry in particular), our limited operating history, national unemployment rates and the departure of key employees. Further, economic downturns will likely decrease our revenues and may increase our requirements for capital. If the amount of capital we are able to raise from financing activities, together with our revenues from operations, if any, is not sufficient to satisfy our capital needs (even to the extent that we reduce our operations), we may be required to cease our operations, divest our assets at unattractive prices or obtain financing on unattractive terms.

The successful implementation of our business plan is reliant upon the receipt of government licenses.

We have submitted an application to Health Canada to secure a ACMPR. There is no assurance that the license will be granted or that the conditions imposed upon the Company in connection with the license will not be materially burdensome. In addition to the ACMPR, the Company will be required to apply for and obtain a sales license from Health Canada.  If the Company is unsuccessful in obtaining any required license or obtains such licenses on unfavorable terms, the Company will be unable to implement its business plan.

Emerald is based outside of the United States which may have an adverse impact on U.S. investors.

Our principal operating subsidiary, Emerald, is a Canadian corporation. As a result, U.S. investors may be limited in their ability to enforce a judgement obtained in U.S. courts against Emerald or any of its officers and directors located outside of the United States.

We may not be able to operate our business successfully or generate sufficient cash flows to meet our operational requirements

The Company’s success will depend on the ability of its Emerald subsidiary to generate sufficient cash flow to meet the Company’s operational requirements.  If the Company, through its Emerald subsidiary is unable to do so, we may not be able to implement our business strategy. There is no commitment for additional equity or debt financing. Even if we were to obtain funding, there can be no assurance that it will be available on terms acceptable to the Company.

We are dependent upon our CEO for his services and any interruption in his ability to provide his services could cause us to cease operations.

The loss of the services of Gianfranco Bentivoglio, our sole officer and director, could have a material adverse effect on us. We do not maintain any life insurance on Mr. Bentivoglio. The loss of his services could cause investors to lose all or a part of their investment.

Our business will be adversely affected if we are not able to establish and develop an effective work force.

A significant component to our growth strategy is attracting and retaining qualified, creative, innovative and experienced personnel. Our business will be adversely affected if we were unable to succeed in developing an effective workforce. We currently do not employ a workforce capable of generating revenue. Our future success will also depend on our ability to attract, retain and motivate other highly skilled employees. Competition for personnel in our industry is intense. We may not be able to assimilate or retain highly qualified employees now or in the future. If we do not succeed in attracting new personnel or retaining and motivating our current personnel, our business will be adversely affected.

RISKS ASSOCIATED WITH A COMPANY ENGAGED IN THE CULTIVATION AND SALE OF CANNABIS:

We will be subject to significant governmental regulations.

We will be subject to significant government regulation. Regulations such as compliance with GMP, evolving government regulations to the use, growing and distribution of cannabis may adversely impact our operating results. While we intend to comply with all government restrictions, there is no assurance that we will be able to comply with ever changing rules and regulations impacting the cannabis industry.

Canada Health imposes substantial requirements on the production and distribution of cannabis. Compliance with these requirements can be costly. More stringent regulations could result in significant compliance costs. Delays in obtaining certifications and regulatory approvals could result in substantial legal and administrative expenses and additionally, conditions imposed in connection with such approvals. The cannabis business also may be affected by legislation and regulations imposing new or greater obligations related to, for example, assisting law enforcement, minimizing environmental impacts, protecting customer privacy, or addressing other issues that affect our business.

Recreational use of cannabis is still illegal throughout Canada.

Canada’s prime minister has advocated to decriminalize cannabis and permit its recreational use. On April 13, 2017, the Canadian federal government introduced legislation decriminalizing cannabis pursuant to An Act Respecting Cannabis and to Amend the Controlled Drugs and Substances Act, the Criminal Code and other Acts (“Bill C-45”). While passage of the law is anticipated to occur in late 2018, there can be no assurance that Bill C-45 or any other similar legislation will become law. If passed, the distribution and sale of cannabis for recreational use will be subject to extensive regulation. Failure of the government to complete legalization of recreational use of cannabis and the possibility of additional federal and provincial regulations may adversely affect Company operations.

We will have many competitors.

The cannabis market in Canada faces intense competition. Many of our competitors may be larger and have greater financial, technical, marketing and other resources than we do.

Our ability to compete may depend upon factors outside of our control.

We will encounter factors outside of our control which may inhibit Emerald’s ability to successfully grow, market and sell cannabis throughout Canada. These factors may include:

•

Increased government regulation at both the federal and provincial level;

•

Changes in consumer behavior to use cannabis for either recreational or medical purposes;

•

Price fluctuation in cannabis;

•

Natural disasters which may damage our facility; and

•

The strength of the economy.

In order to remain competitive, we must have the ability to respond promptly and efficiently to the ever-changing marketplace. We will have to adapt by revamping our own strategies and tactics to adequately respond in changing competitive business climates.

RISKS ASSOCIATED WITH OUR COMMON STOCK:

There is currently a limited market for our common stock.

There is currently a limited market for our common stock. We do not expect that a market will develop in the foreseeable future. The lack of a market may impair the ability to sell shares at the time investors wish to sell them or at a price considered to be reasonable. In the event that a market develops, we expect that it would be extremely volatile.

We do not anticipate paying dividends on our Common Stock.

A dividend has never been declared or paid in cash on our common stock. We do not anticipate such a declaration or payment for the foreseeable future. We expect to use future earnings, if any, to fund business growth. Therefore, stockholders will not receive any funds absent a sale of their shares. We cannot assure stockholders of a positive return on their investment when they sell their shares nor can we assure that stockholders will not lose the entire amount of their investment.

Our Chief Executive Officer and majority shareholder may influence matters to be voted on and his interests may differ from, or be adverse to the interests of other stockholders.

The Company’s Chief Executive Officer and majority stockholder controls a majority of our outstanding common stock. Accordingly, the Company’s Chief Executive Officer and majority stockholder possesses significant influence over the Company on matters submitted to the stockholders for approval, including the election of directors, mergers, consolidations, the sale of all or substantially all our assets, and also the power to prevent or cause a change in control. This amount of control gives him substantial ability to determine the future of our Company, and as such, he may elect to close the business, change the business plan or make any number of other major business decisions without the approval of shareholders. The interest of our majority stockholder may differ from the interests of our other stockholders and could therefore result in corporate decisions that are averse to other stockholders.

Legislation, including the Sarbanes-Oxley Act of 2002, may make it difficult for us to retain or attract officers and directors.

We may be unable to attract and retain qualified officers, directors and members of board committees required to provide for our effective management as a result of rules and regulations which govern publicly-held companies. The Sarbanes-Oxley Act has resulted in a series of rules and regulations that increase responsibilities and liabilities of directors and executive officers. We are a small company with a limited operating history and no revenues. This may influence the decisions of potential candidates we may recruit as directors or officers. The perceived increased personal risk associated with these recent changes may deter qualified individuals from accepting these roles.

Item 2.

Financial Information

We currently have no operations and will require a significant cash infusion whether in the form of debt or equity financing to continue operations.

Results of Operations for EPHS Holdings

For the Years Ended December 31, 2017 and 2016.

We generated no revenues in either 2017 or 2016. Except for a write-off attributable to share based legal settlement of $2,850,000 in 2017, expenses in 2017 totaled $110,437 and $6,161 in 2016. These expenses were administrative in nature.

Net Loss

Net Loss for the years ended December 31, 2017 and 2016 was $(2,960,437) and $(6,161) respectively.

Liquidity and Capital Resources

At December 31, 2017 and 2016 we had no cash to satisfy payables totaling $6,598 and $6,161 respectively. We will be incurring ongoing professional fees and administrative expenses. We will require a capital infusion to generate sufficient revenues to satisfy the Company’s ongoing operational expenses.

Our accumulated deficit at December 31, 2017 totaled $(4,011,584) as compared to $(1,051,147) at December 31, 2016.

Results of Operations for Emerald

For the Years Ended December 31, 2017 and 2016:

Emerald generated no revenues in either 2017 or 2016. Operating expenses totaled $166,553 and $160,268 respectively.

Net Loss

Net Loss for the years ended December 31, 2017 and 2016 was $(164,014) and ($(212,276), respectively.

Liquidity and Capital Resources for Emerald

At December 31, 2017 and 2016 Emerald had cash of $4,195 and $2,371 and total assets of $44,044 and $79,340.  Liabilities totaled $800,431 and $632,991 of which $794,317 and $627,400 were due to related parties.

The accumulated deficit for Emerald at December 31, 2017 totaled $(732,552) as compared to $(529,244) at December 31, 2016.

Off Balance Sheet Arrangements

We have not entered into any other financial guarantees or other commitments to guarantee the payment obligations of any third parties. We have not entered into any derivative contracts that are indexed to our shares and classified as stockholder’s equity or that are not reflected in our financial statements. Furthermore, we do not have any retained or contingent interest in assets transferred to an unconsolidated entity that serves as credit, liquidity or market risk support to such entity.

Item 3.

Properties

Our corporate offices are located at 7694 Colony Palm Drive, Boynton Beach, Florida 33436, the personal residence of Mr. Bentivoglio. Mr. Bentivoglio provides this office space rent free. Until such time as the Company acquires additional office space, it will continue to use this space.

The Company also leases an approximately 8,400 square foot facility located in Repentigny, Quebec, Canada. The Company has leased this facility for a three year term expiring November 30, 2018. The current monthly rent of this facility is $38,832.

Item 4.

Security Ownership of Certain Beneficial Owners and Management

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information concerning the number of shares of the Company’s common stock owned beneficially as of May 25, 2018 by: (i) each of our directors; (ii) each of our named executive officers; and (iii) each person or group known by the Company that beneficially own more than 5% of its outstanding shares of common stock. Unless otherwise indicated, the shareholders listed below possess sole voting and investment power with respect to the shares they own.

Name Address of Beneficial Owner	Title of Class	Amount and Nature of Beneficial Ownership (1)	Percent of Class (2)
Officers and Directors
John Bentivoglio 7694 Colony Palm Drive Boynton Beach, FL 33436	Common	1,437,500 (3)	1.17%

5% or more Shareholders
Calegero Caruso 6392 Naubourg Montreal, QC H1M 2C8	Common	7,000,000	5.71%

Paolo Gervasi 69 Gravel Repentigny, QC J5Y 1M7	Common	7,000,000	5.71%

All Officers, Directors and 5% Owners as a Group		15,437,500	12.59%

———————

(1)

The number and percentage of shares beneficially owned is determined under rules of the Securities and Exchange Commission (the “SEC”) and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual has sole or shared voting power or investment power and also any shares, which the individual has the right to acquire within 60 days through the exercise of any stock option or other right. The persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to community property laws where applicable and the information contained in the footnotes to this table.

(2)

Based on 122,600,892 shares of common stock issued and outstanding.

(3)

This amount includes (1) the 1,250,000 shares Mr. Bentivoglio acquired pursuant to the Share Exchange Agreement and (2) the 187,500 shares beneficially owned by EPHS, Inc. Mr. Bentivoglio is the president and principal shareholder of EPHS, Inc.

Item 5.

Directors and Executive Officers.

Identification of Directors and Executive Officers

The following table sets forth the names and ages of the Company’s current directors and executive officers:

Name	Age	Position with the Company	Date of Appointment
Gianfranco (John) Bentivoglio	56	President, Chief Executive Officer, Director Secretary, Treasurer	January 2, 2018

Term of Office

Each director of the Company serves for a term of one year or until his successor is elected at the Company’s Annual Shareholders’ Meeting and is qualified, subject to removal by the Company’s shareholders. Each officer serves for a term of two years and until his successor is elected at a meeting of the Board of Directors and is qualified.

Background and Business Experience

Gianfranco (John) Bentivoglio, President, Chief Executive Officer, Secretary, Treasurer and Director

Mr. Bentivoglio is our sole officer and director. He assumed this role on January 2, 2018. Mr. Bentivoglio has over 30 years of business experience in finance, consulting, operations and strategic planning, Mr. Bentivoglio brings to the Company a vision to make strategic acquisitions which will lay the foundation for the Company’s future growth. Since October 2017 he has served as the president of EPHS, Inc. From 2012 through November 2017 he served as the director, president and CEO of Event Cardio Group, (OTCQB: ECGI) a Canada based company engaged in inventing, developing and building a cardiac monitoring device that was capable of both Loop Event Recording and Holter monitoring based on a wireless and leadless advanced cardiac monitoring system for diagnostic evaluation. Since 1996 he served as the executive vice present of Profits Consultants, Inc., a Houston, Texas based company which provides consulting services to developmental stage and operating companies in a variety of fields. Prior thereto, Mr. Bentivoglio spent over 30 years in the hospitality industry owning and operating a variety of hotels and restaurants while continuing to work with Profit Consultants.

Item 6.

Executive Compensation

The table below summaries the compensation paid to our principle executive officer for the years ended 2017 and 2016.

Summary Compensation Table*

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	Total ($)
Angela Collette	2017	$0	$0	$0	$0	$0	$0	$0
Former CEO(1)	2016	$0	$0	$0	$0	$0	$0	$0

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	Total ($)
John Bentivoglio	2017	$0	$0	$0	$0	$0	$0	$0
CEO	2016	$0	$0	$0	$0	$0	$0	$0

———————

*

There were no other salaries paid in either 2017 or 2016.

(1)

Angela Collette served as CEO until her resignation on December 28, 2017.

Equity Compensation Plan

None.

Compensation of Directors

The Company may reimburse its directors for expenses incurred in connection with attending board meetings. The Company has not paid any director's fees or other cash compensation for services rendered as a director since our inception to the date of this filing. The Company has no formal plan for compensating its directors for their service in their capacity as directors.

Long-Term Incentive Plans

None.

Audit Committee

None.

Compensation Committee

None.

Employment Agreements

Mr. Bentivoglio does not have an employment agreement and receives no salary. The Company anticipates entering into an employment agreement with Mr. Bentivoglio in the near future.

Stock Options Granted and Exercised in Last Year

None.

Item 7.

Certain Relationships and Related Transactions and Director Independence

On December 28, 2017, the Company’s former Chief Executive Officer, and court appointed receiver, Angela Collette, issued 75,000,000 shares of the Company’s common stock to EPHS, Inc. for $110,000. Mr. Bentivoglio was, and remains, the president of EPHS, Inc. Pursuant to the terms and conditions of the Share Exchange Agreement, Mr. Bentivoglio received 1,250,000 shares for services rendered in connection with the Company’s acquisition of Emerald, including negotiating the Share Exchange Agreement.

In 2013, Paolo Gervasi, President of Emerald, and Calogero Caruso, Vice-President of Emerald, loaned Emerald $16,872 and $16,872, respectively as non-interest-bearing loans. As of June 30, 2017, Emerald owed Paolo Gervasi and Calogero Caruso $357,970 and $357,970 respectively. On February 27, 2018, the loans by Paolo Gervasi and Calogero Caruso were forgiven in exchange for shares of the Company, pursuant to the terms and conditions of the Share Exchange Agreement. No further obligations from Emerald to either Mr. Caruso or Mr. Calogero remain.

Director Independence

The Company does not have an independent director. Mr. Bentivoglio is our sole officer and director.

Item 8.

Legal Proceedings.

No proceedings are pending to which the Company or any of its property is subject, nor to the knowledge of the Company, are any such legal proceedings threatened against the Company.

Item 9.

Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters

Market Information

The Company’s common stock is subject to quotation on the OTC market under the symbol “STNN”. There is currently no active trading market in the common stock on the OTC market. There can be no assurance that there will be an active trading market for the common stock once the Company becomes a reporting company under the Exchange Act. In the event that an active trading market commences, there can be no assurance as to the market price of the shares of common stock, whether any trading market will provide liquidity to investors, or whether any trading market will be sustained. For the periods indicated, the following table sets forth the high and low bid prices per share of common stock. The below prices represent inter-dealer quotations without retail markup, markdown, or commission and may not necessarily represent actual transactions.

	Fiscal 2017		Fiscal 2016
	High	Low	High	Low
First Quarter ended March 31	$0.75	$0.60	$0.60	$0.60
Second Quarter ended June 30	$0.65	$0.62	$0.60	$0.60
Third Quarter ended September 30	$0.79	$0.60	$0.60	$0.60
Fourth Quarter ended December 31	$0.63	$0.60	$0.64	$0.79

Holders

As of December 31, 2017, our shares of common stock were held by approximately 201 shareholders of record. The transfer agent of our common stock is Nevada Agency and Transfer Company, located at 50 West Liberty Street, Suite 880 Reno, NV 89501. Their telephone number is (775) 322-0626.

Dividends

Holders of common stock and preferred shares are entitled to dividends when, as, and if declared by the Board of Directors, out of funds legally available. We have never declared cash dividends on our common stock and our Board of Directors does not anticipate paying cash dividends in the foreseeable future as it intends to retain future earnings, if any to finance the growth of our businesses. There are no restrictions in our articles of incorporation or bylaws that restrict us from declaring a dividend.  We do not have any outstanding equity plans.

Item 10.

Recent Sale of Unregistered Securities.

In October 2017, the Company issued 4,750,000 shares of common stock, valued at $0.60 per share according to the OTC market, to a shareholder to resolve a legal claim by the shareholder.

On December 28, 2017, the Company issued to EPHS, Inc., a Florida corporation, whose president is Gianfranco Bentivoglio, 75,000,000 shares of the Company’s common stock for $110,000.

On February 27, 2018 the Company issued 20 million shares of its common stock to the former shareholders of Emerald and certain consultants in connection with the acquisition of Emerald.

On April 5, 2018 the Company issued 25,000 shares pursuant to a Consulting Agreement.

The Company believes that the issuances and sale of the restricted shares were exempt from registration pursuant to Section 4(2) of the Act as privately negotiated, isolated, non-recurring transactions not involving any public solicitation. The recipients in each case represented their intention to acquire the securities for investment only and not with a view to the distribution thereof. Appropriate restrictive legends are affixed to the stock certificates issued in such transactions. All recipients of restricted shares either received adequate information about the Company or had access, through employment, relation and/or business relationships with the Company to such information.

1tem 11.

Description of Registrant’s Securities to be Registered

The Company is authorized to issue 2,420,000,000 shares of capital stock of which 2,400,000,000 are shares of common stock, par value $0.001, of which 122,600,892 are issued and outstanding and 20,000,000 shares of Series A Preferred Stock, $0.0001 par value, none of which are issued and outstanding. Holders of our Series A Preferred shares are entitled to one vote on any matters brought to a vote of the shareholders. Each Series A Preferred Share may be exchanged for one share of the Company’s common stock. The conversion ratio for the Series A Preferred Shares shall remain fixed until June 30, 2018 after which date they will be subject to any capital reorganization.

The future issuance of all or part of its remaining authorized common stock may result in substantial dilution in the percentage of its common stock held by its then existing stockholders. The Company may value any common stock issued in the future on an arbitrary basis. The issuance of common stock for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by the Company’s investors and might have an adverse effect on any trading market for the Company’s common stock that may develop.

Each share of common stock entitles a stockholder to one vote on all matters upon which shareholders are permitted to vote. No stockholder has any preemptive right or other similar right to purchase or subscribe for any additional securities issued by us, and no stockholder has any right to convert the common stock into other securities. No shares of common stock are subject to redemption or any sinking fund provisions. All the outstanding shares of our common stock are fully paid and non-assessable. Our shareholders of common stock are entitled to dividends when, as and if declared by our board from funds legally available therefore and, upon liquidation, to a pro-rata share in any distribution to shareholders. We do not anticipate declaring or paying any cash dividends on our common stock in the foreseeable future.

Item 12.

Indemnification of Directors and Officers

To the fullest extent permitted under Nevada law, our directors and officers shall not be personally liable to the Company or our stockholders for damages for breach of such director’s or officer’s fiduciary duty. The effect of this is to eliminate our rights and the rights of our stockholders (through stockholders’ derivative suits on behalf of the Company) to recover damages against a director or officer for breach of the fiduciary duty of care as a director or officer (including breaches resulting from negligent or grossly negligent behavior), except under certain situations defined by statute. We believe that the indemnification provisions in our articles are necessary to attract and retain qualified persons as directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Item 13.

Financial Statements and Supplemental Data

The financial statements and Report of Independent Registered Public Accounting Firm are listed in the “Index to Financial Statements and Schedules” on the accompanying F-pages.

Item 14.

Changes in and Disagreements with Accountant on Accounting and Financial Disclosure

None.

Item 15.

Financial Statements and Exhibits

Financial Statements

See Index to Financial Statements immediately following the signature page of this report.

Financial Statement Schedules

All financial statement schedules are omitted because they are not applicable or the required information is shown in the financial statements or notes thereto.

Exhibits

Exhibit No.	Description
3.1*	Certificate of Incorporation and amendments
3.5*	Bylaws
10.1*	Stock Purchase Agreement between Sertant Inc. and EPHS, Inc. for the purchase of 75 million shares of Sertant common stock
10.2

Share Exchange Agreement by and among EPHS Holdings, Inc., Emerald Plants Health Source, Inc. and the Shareholders of Emerald Plants dated February 27, 2018 (incorporated by reference to Exhibit 10.1 of the Company’s Current Report on Form 8-K filed March 5, 2018).

10.3

Amendment to Share Exchange Agreement by and among EPHS Holdings, Inc., Emerald Plants Health Source, Inc. and the Shareholders of Emerald Plants dated February 27, 2018 (incorporated by reference to Exhibit 10.2 of the Company’s Current Report on Form 8-K filed March 5, 2018).

10.4*	Lease Agreement by and between Emerald Plants Heath Source (E.P.H.S.) Inc. and Olympic Development Inc. dated October 31, 2012.
10.5*	First Renewal and Amendment to the Lease Agreement by and between Emerald Plants Heath Source (E.P.H.S.) Inc. and Olympic Development Inc. dated December 1, 2015.

*

Previously filed.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

EPHS HOLDINGS, INC.

Date: May 29, 2018	By:	/s/ Gianfranco Bentivoglio
GIANFRANCO BENTIVOGLIO, President/CEO

Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Gianfranco Bentivoglio	President and Chief Executive Officer and Director	May 29, 2018
Gianfranco Bentivoglio

Index to the Financial Statements

EPHS Holdings, Inc.

December 31, 2017 and 2016

Emerald Plants Health Source (E.P.H.S) Inc.

June 30, 2017 and 2016

Emerald Plants Health Source (E.P.H.S) Inc.

December 31, 2017

EPHS Holdings, Inc.

December 31, 2017

Contents	Page

Unaudited Pro Forma Combined Financial Information	F-28

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Stockholders

EPHS Holdings, Inc. (formerly known as Sertant, Inc.)

Opinion on the Financial Statements

We have audited the accompanying balance sheets of EPHS Holdings, Inc. (the “Company”) as of December 31, 2017 and 2016, and the related statements of operations, stockholders' equity, and cash flows, for each of the years in the two-year period ended December 31, 2017, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2017 and 2016, and the results of its operations and cash flows for each of the years in the two-year period ended December 31, 2017, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the Company's financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatements of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Emphasis of Matter

The accompanying financial statements have been prepared assuming that the Company will become a going concern. As described in Note 3 to the financial statements, the Company has no operations nor business plans, which raises substantial doubt about its ability to continue as a going concern. Management’s plans regarding these matters are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Thayer O’Neal Company, LLC

Thayer O’Neal Company, LLC

We have served as the Company's auditor since 2017.

Houston, Texas

February 21, 2018

EPHS Holdings, Inc.

(formerly known as Sertant, Inc.)

BALANCE SHEETS

DECEMBER 31, 2017 and 2016

	2017	2016
ASSETS

Current assets
Cash and cash equivalents	$-	$-
Accounts receivable	-	-
Other current assets	-	-
Total assets	$-	$-

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

Current liabilities
Accounts payable	$6,598	$6,161
Short-term and current long-term debt	-	-
Total liabilities	6,598	6,161

Stockholders' equity (deficit)
Common stock, $0.001 par value, 2,400,000,000 shares authorized; 122,600,892 and 42,850,892 shares issued and outstanding as of December 31, 2017 and 2016, respectively	122,601	42,851
Additional paid-in capital	3,882,385	1,002,135
Accumulated deficit	(4,011,584)	(1,051,147)
Total stockholders' equity (deficit)	(6,598)	(6,161)
Total liabilities and stockholders' equity (deficit)	$-	$-

The accompanying notes are an integral part of these financial statements.

EPHS Holdings, Inc.

(formerly known as Sertant, Inc.)

STATEMENT OF OPERATIONS

FOR THE YEARS ENDED DECEMBER 31, 2017 and 2016

	2017	2016
Total revenue	$-	$-
Cost of revenue	-	-
Gross profit	-	-

Operating expenses	2,960,437	6,161

Loss from Operations	(2,960,437)	(6,161)

Other income (expense)	-	-

Federal income tax expense	-	-

Net loss	$(2,960,437)	$(6,161)

Weighted average shares - basic and diluted	44,844,043	42,850,892
Loss per share - basic and diluted	$(0.07)	$(0.00)

The accompanying notes are an integral part of these financial statements.

EPHS Holdings, Inc.

(formerly known as Sertant, Inc.)

STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)

FOR THE YEARS ENDED DECEMBER 31, 2017 and 2016

	Common Stock		Additional Paid	Accumulated
	Shares	Amount	in Capital	Deficit	Total
BALANCES, January 1, 2016	42,850,892	$42,851	$1,002,135	$(1,044,986)	$-
Net Income	-	-	-	(6,161)	(6,161)
BALANCES, December 31, 2016	42,850,892	42,851	1,002,135	(1,051,147)	(6,161)
Issuance of shares for legal settlement	4,750,000	4,750	2,845,250	-	2,850,000
Share based compensation	75,000,000	75,000	35,000		110,000
Net Income	-	-	-	(2,960,437)	(2,960,437)
BALANCES, December 31, 2017	122,600,892	$122,601	$3,882,385	$(4,011,584)	$(6,598)

The accompanying notes are an integral part of these financial statements.

EPHS Holdings, Inc.

(formerly known as Sertant, Inc.)

STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED DECEMBER 31, 2017 and 2016

	2017	2016
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(2,960,437)	$(6,161)
Adjustments to reconcile net income (loss) to net cash
Issuance of shares for legal settlement	2,850,000	-
Share based compensation	110,000	-
Accounts payable	437	6,161
CASH USED IN OPERATING ACTIVITIES	-	-

CASH FLOWS USED IN INVESTING ACTIVITIES	-	-
CASH USED IN FINANCING ACTIVITIES	-	-

Net increase in cash	-	-

Cash, beginning of year	-	-

Cash, end of year	$-	$-

SUPPLEMENTAL DISCLOSURES
Cash paid for interest	$-	$-
Cash paid for income taxes	$-	$-

The accompanying notes are an integral part of these financial statements.

EPHS Holdings, Inc.

(formerly known as Sertant, Inc.)

NOTES TO FINANCIAL STATEMENTS

2017 and 2016

NOTE 1 – ORGANIZATION AND BUSINESS DESCRIPTION

EPHS Holdings, Inc. (the “Company”) was incorporated in the State of Nevada on January 28, 1999. The Company’s original plan was to build and use technology to mine gold, platinum, precious metals and rare earth metals in situ from seawater and from slurries created from land-based ores. The Company was originally known as Quantum Induction Technology, Inc. On November 30, 2011, the Company changed its name to Quantumbit, Inc. and continued to operate under this name until September 26, 2013, when the Company’s name was changed to Sertant, Inc.

The Company ceased operations in January 2015.

In February 2017, one of the Company’s shareholders sued the Company for breach of fiduciary duties of care, loyalty and good faith to the Company’s shareholders. In July 2017, the court appointed an exclusive receiver over the Company. In September 2017, the Company entered into an agreement with the shareholder and the receiver to resolve the legal claim by issuing 4,750,000 shares of common stock to the shareholder. On January 11, 2018, the Company’s name was changed to EPHS Holdings, Inc.

The Company’s fiscal year end is December 31.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying financial statements have been prepared on the accrual basis of accounting in accordance with accounting principles generally accepted in the United States. In the opinion of management, these financials include all necessary adjustments to make them not misleading.

Going Concern

Historically, as the Company has no business revenues, it has mostly relied upon funds contributed by shareholders to finance its overhead. Management may raise additional capital by retaining net earnings or through future public or private offerings of the Company’s stock or through loans from private investors, although there can be no assurance that it will be able to obtain such financing. The Company’s failure to do so could have a material and adverse effect on it and its shareholders.

Use of Estimates

These financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America. Because a precise determination of assets and liabilities, and correspondingly revenues and expenses, depends on future events, the preparation of financial statements for any period necessarily involves the use of estimates and assumption an example being assumptions in the valuation of stock options. Actual amounts may differ from these estimates. These interim financial statements have, in management's opinion, been properly prepared within reasonable limits of materiality and within the framework of the accounting policies summarized below.

Cash and Cash Equivalents

The Company considers all highly liquid debt instruments, purchased with an original maturity of three months or less, to be cash equivalents.

Net Loss Per Share

Net loss per share is based on the weighted average number of common shares and common shares equivalents outstanding during the years.

EPHS Holdings, Inc.

(formerly known as Sertant, Inc.)

NOTES TO FINANCIAL STATEMENTS

2017 and 2016

Other Comprehensive Income

The Company has no material components of other comprehensive income (loss), and accordingly, net income (loss) is equal to the comprehensive loss in all years.

Stock-Based Compensation

The Company follows ASC 718-10, Stock Compensation, which addresses the accounting for transactions in which an entity exchanges its equity instruments for goods or services, with a primary focus on transactions in which an entity obtains employee services in share-based payment transactions. ASC 718-10 requires measurement of the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award (with limited exceptions).

Effect of Recent Accounting Pronouncements

From time to time, new accounting pronouncements are issued by the FASB or other standard setting bodies that are adopted by the Company as of the specified effective date. Unless otherwise discussed, we believe that the impact of recently issued standards that are not yet effective will not have a material impact on our financial position or results of operations upon adoption.

NOTE 3 – GOING CONCERN

The Company’s financial statements have been prepared on the basis that it is a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. However, the Company does not have cash or other current assets, nor does it have an established source of revenues sufficient to cover its operating costs and to allow it to continue as a going concern.

The Company has earned no revenue from operations during the year ended December 31, 2017, and has an accumulated deficit of $4,011,584. The Company’s ability to continue as a going concern is dependent upon its ability to develop additional sources of capital and ultimately acquire an entity which the Company hopes will become profitable at some time in the near future. The accompanying financial statements do not include any adjustments that might result from the outcome of these uncertainties. Management is seeking new capital to revitalize the Company.

In the coming year, the Company’s foreseeable cash requirements will relate to continual development of the operations of its business, maintaining its good standing and making the requisite filings with the SEC, and the payment of expenses associated with operations and business developments. The Company may experience a cash shortfall and be required to raise additional capital.

NOTE 4 – STOCKHOLDERS’ EQUITY

In October 2017, the Company issued 4,750,000 shares of common stock as a special dividend, valued at $0.60 per share according to the OTC markets, to a shareholder to resolve a legal claim by the shareholder.

On December 28, 2017, the Company issued 75,000,000 shares of common stock, valued at $0.001, as share based compensation for $110,000.

As of December 31, 2017, 122,600,892 shares of common stock were issued and outstanding.

EPHS Holdings, Inc.

(formerly known as Sertant, Inc.)

NOTES TO FINANCIAL STATEMENTS

2017 and 2016

NOTE 5 – FEDERAL INCOME TAXES

The Company has made no provision for income taxes because there have been no operations to date causing income for financial statements or tax purposes.

Deferred tax assets are detailed below as of December 31, 2017 and 2016, all of which has been reduced by a valuation allowance so they have not been realized for financial statement purposes.

	December 31,
	2017	2016
Net operating loss carry-forwards	$1,325,043	$355,295
Valuation allowance	(1,325,043)	(355,295)
Net deferred tax assets	$-	$-

As of December 31, 2017, the Company had net operating losses of approximately $4,011,584 for federal income tax purposes.

NOTE 6 – SUBSEQUENT EVENTS

As of February 1, 2018, 9,000,000 shares of Sertant, Inc. Treasury stock were cancelled.

As of January 11, 2018, 20,000,000 shares of Series A preferred stock par value $.0001 were authorized.

The Company has evaluated all transactions from December 31, 2017, through the financial statement issuance date for subsequent event disclosure consideration and noted no other significant subsequent events that need to be disclosed.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Stockholders

Emerald Plants Health Source (E.P.H.S.) Inc.

We have audited the balance sheets of Emerald Plants Health Source (E.P.H.S.) Inc. (the “Company”) as of June 30, 2017 and 2016 and the related statements of operations, stockholders’ deficit and cash flows for the fiscal years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of June 30, 2017 and 2016, and the results of its operations and its cash flows for the fiscal years then ended, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will become a going concern. As described in Note 3 to the financial statements, the Company has no operations nor business plans, which raises substantial doubt about its ability to become a going concern. Management’s plans regarding these matters are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Thayer O’Neal Company, LLC

Thayer O’Neal Company, LLC

Houston, Texas

February 28, 2018

Emerald Plants Health Source (E.P.H.S.) Inc.

BALANCE SHEETS

June 30, 2017 and 2016

	2017	2016
ASSETS
Current assets
Cash and cash equivalents	$6,913	$32,268
Sales tax receivable	4,299	6,014
Prepaid expenses and other current assets	-	2,307
Total current assets	11,212	40,589

Property and equipment	49,128	86,262
Security Deposit	6,658	6,667
Total assets	$66,998	$133,517

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current liabilities
Accounts payable	$5,949	$5,718
Due to Related Party – Note Payable	715,940	616,771
Total liabilities	721,889	622,489

Stockholders' equity (deficit)
Class A Common stock, $0.77 par value, 100 shares issued, authorized and outstanding as of June 30, 2017 and 2016	77	77
Additional paid-in capital	-	-
Accumulated deficit	(600,421)	(437,041)
Accumulated other comprehensive gain (loss)	(54,547)	(52,008)
Total stockholders' equity (deficit)	(654,891)	(488,972)
Total liabilities and stockholders' equity (deficit)	$66,998	$133,517

The accompanying notes are an integral part of these financial statements.

Emerald Plants Health Source (E.P.H.S.) Inc.

STATEMENTS OF OPERATIONS

FOR THE YEARS ENDED June 30, 2017 and 2016

	2017	2016
Total revenue	$-	$-
Cost of revenue	-	-
Gross profit	-	-

Operating Expenses	(166,553)	(160,268)

Other income (expense)	-	-

Net income (loss)	(166,553)	(160,268)

Other comprehensive loss
Foreign currency translation gain (loss)	2,539	52,008
Total comprehensive loss	$(164,014)	$(108,260)

Weighted average shares - basic and diluted	100	100
Loss per share - basic and diluted	$(1,640)	$(1,082)

The accompanying notes are an integral part of these financial statements.

Emerald Plants Health Source (E.P.H.S.) Inc.

STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)

FOR THE YEARS ENDED June 30, 2017 and 2016

					Accumulated
			Additional		Other
	Common Stock		Paid-in	Accumulated	Comprehensive
	Shares	Amount	Capital	Deficit	Loss	Total
BALANCES, July 1, 2015	100	$77	$-	$(328,781)	$-	$(328,704)
Translation gain (loss)					(52,008)	(52,008)
Net loss	-	-	-	(108,260)	-	(108,260)
BALANCES, June 30, 2016	100	77	-	(437,041)	(52,008)	(488,972)
Translation gain (loss)	-	-	-	-	(2,539)	(2,539)
Net loss	-	-	-	(163,380)	-	(163,380)
BALANCES, June 30, 2017	100	$77	$-	$(600,421)	$(54,547)	$(654,891)

The accompanying notes are an integral part of these financial statements.

Emerald Plants Health Source (E.P.H.S.) Inc.

STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED June 30, 2017 and 2016

	2017	2016
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(166,553)	$(160,268)
Depreciation of property and equipment	41,888	40,675
Translation gain/loss	2,539	52,008
Changes in operating assets and liabilities
Sales tax receivable	1,707	850
Accounts payable	239	(37,548)
Prepaid expenses	2,304	(368)
Security deposit	-	1,019
CASH USED IN OPERATING ACTIVITIES	(117,877)	(103,632)

CASH FLOWS FROM INVESTING ACTIVITIES
Acquisition of property and equipment	(4,866)	-
CASH USED IN INVESTING ACTIVITIES	(4,866)	-

CASH FLOWS FROM FINANCING ACTIVITIES
Net increase in loan payable to shareholders	99,968	181,473
CASH USED IN FINANCING ACTIVITIES	99,968	181,473

Effect of translation changes on cash	(2,580)	(51,297)

Change in cash and cash equivalents	(25,355)	26,544

Cash, beginning of year	32,268	5,724

Cash, end of year	$6,913	$32,268

SUPPLEMENTAL DISCLOSURES
Cash paid for interest	$-	$-
Cash paid for income taxes	$-	$-

The accompanying notes are an integral part of these financial statements.

Emerald Plants Health Source (E.P.H.S) Inc.

NOTES TO THE FINANCIAL STATEMENTS

June 30, 2017 and 2016

Note 1 – ORGANIZATION AND NATURE OF BUSINESS

Emerald is a recently formed Canada based company. Emerald’s operations are based in Montreal, Quebec, Canada. Emerald has applied and submitted an application to Health Canada to secure a commercial cultivation license identified as a license for Access to Cannabis for Medical Purposes Regulation: “ACMPR.” It has generated no revenues to date.

After securing the license, Emerald will be required to apply for a sales license. In applying for a sales license for cannabis, Emerald will be required to submit its first cannabis crop for inspection. The inspection will examine the cannabis for contaminants and environmental control. If the license is granted, Emerald be able to sell cannabis to licensed distributors throughout Canada.

Note 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation

The accompanying financial statements have been prepared in accordance with GAAP. The Company’s year-end is June 30.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company's policy is to present bank balances under cash and cash equivalents, including bank overdrafts when balances fluctuate frequently from being positive to overdrawn and term deposits with a maturity period of three months or less from the date of acquisition. Term deposits that the Company cannot use for current transactions because they are pledged as security are excluded from cash and cash equivalents.

Property and Equipment

Property and equipment is stated at cost or contributed value. The value of the equipment contributed was assessed by an independent third-party at liquidation value. Major additions and improvements are capitalized. Depreciation of furniture, vehicles and equipment is calculated using the diminishing balance method at a rate of 20% per year, and leasehold improvements are amortized on a straight-line basis over the shorter of their estimated useful lives or the lease term (which is 5 years). The cost and related accumulated depreciation of equipment retired or sold are removed from the accounts and any differences between the undepreciated amount and the proceeds from the sale are recorded as a gain or loss on sale of equipment.

Foreign Currency Translation

The functional currency of the Company is the Canadian Dollar (“CAD”). For financial statement purposes, the reporting currency is the United States Dollar (“USD”).

For financial reporting purposes, the financial statements are translated into the Company’s reporting currency, USD. Asset, liability and equity accounts are translated using the closing exchange rate in effect at the balance sheet date and income and expense accounts are translated using the average exchange rate prevailing during the reporting period.

Emerald Plants Health Source (E.P.H.S) Inc.

NOTES TO THE FINANCIAL STATEMENTS

June 30, 2017 and 2016

Adjustments resulting from the translation, if any, are included in accumulated other comprehensive loss in stockholder’s equity (deficit).

The conversion from CAD to USD was performed using the historical exchange rate of $1.00 CAD equal to $0.772 USD as of 6/30/2016, $0.771 USD as of 6/30/2017, $0.771 and $0.795 USD as of 12/31/2017.

Impairment of Long-Lived Assets

Our company reviews its property and equipment and any identifiable intangibles for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable, in accordance with ASC Topic 360, “Property, Plant and Equipment” (“ASC 360”). The test for impairment is required to be performed by management at least annually. An asset or asset group is considered impaired if its carrying amount exceeds the undiscounted future net cash flow the asset or asset group is expected to generate. If an asset or asset group is considered impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds its fair value. If estimated fair value is less than the book value, the asset is written down to the estimated fair value and an impairment loss is recognized.

Fair Value of Financial Instruments

Our financial instruments consist of cash and cash equivalents and amounts due to shareholders. The carrying amount of these financial instruments approximates fair value due either to length of maturity or interest rates that approximate prevailing market rates unless otherwise disclosed in these financial statements.

The Company's financial instruments, as defined by ASC subtopic 825-10, ”Financial Instrument” (“ASC 825-10), include cash and cash equivalents, accounts payable, convertible note payable and amounts due to shareholders. All instruments are accounted for on a historical cost basis, which, due to the short maturity of these financial instruments, approximates fair value at June 30, 2017.

FASB ASC 820 defines fair value, establishes a framework for measuring fair value in accordance with generally accepted accounting principles, and expands disclosures about fair value measurements. ASC 820 establishes a three-tier fair value hierarchy which prioritizes the inputs used in measuring fair value as follows:

Level 1: Observable inputs such as quoted prices in active markets;

Level 2: Inputs, other than the quoted prices in active markets, that are observable either directly or indirectly; and

Level 3: Unobservable inputs in which there is little or no market data, which requires the reporting entity to develop its own assumptions

Income Taxes

The Company accounts for income taxes in accordance with ASC 740, “Income Taxes,” which requires that the Company recognize deferred tax liabilities and assets based on the differences between the financial statement carrying amounts and the tax bases of assets and liabilities, using enacted tax rates in effect in the years the differences are expected to reverse. Deferred income tax benefit (expense) results from the change in net deferred tax assets or deferred tax liabilities. A valuation allowance is recorded when it is more likely than not that some or all deferred tax assets will not be realized.

The Company has adopted the provisions of ASC 740-10-05 ”Accounting for Uncertainty in Income Taxes.” The ASC clarifies the accounting for uncertainty in income taxes recognized in an enterprise's financial statements. The ASC prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. The ASC provides guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosure and transition.

Emerald Plants Health Source (E.P.H.S) Inc.

NOTES TO THE FINANCIAL STATEMENTS

June 30, 2017 and 2016

Sales Tax Receivable

The company is charged approximately 15% sales taxes on all taxable purchases. The rates are a blend of Federal (Canada) and Provincial (Quebec). The company is reimbursed for all sales taxes paid to suppliers. The company does not charge sales taxes on supplies as it has no revenues.

Net Loss Per Share, Basic and Diluted

The basic loss per share for the year was $(1,640) and 2016 was $(2,123). Basic income (loss) per share is calculated by dividing our net loss applicable to common shareholders by the weighted average number of common shares during the period. Diluted earnings per share is calculated by dividing our net income available to common shareholders by the diluted weighted average number of shares outstanding during the year. The diluted weighted average number of shares outstanding is the basic weighted number of shares adjusted for any potentially dilutive debt or equity. There are no such common share equivalents outstanding as of June 30, 2017.

Related Party Transactions

The Company follows the guidance in ASC 850. The Company discloses related transactions and certain common control relationships. Transactions between related parties are related party transactions even though they may not be given accounting recognition.

Subsequent Event

The Company follows the guidance in SFAS 165 (ASC 855-10-50) for the disclosure of subsequent events. The Company evaluates subsequent events from the date of the balance sheet through the date when the financial statements are issued. Pursuant to ASU 2010-09 of the FASB Accounting Standards Codification, the Company as an SEC filer considers its financial statements issued when they are widely distributed to users, such as through filing them with the SEC on the EDGAR system.

Recent Accounting Pronouncements

The Company has reviewed all other FASB issued ASU accounting pronouncements and interpretations thereof that have effective dates during the period reported and in future periods. The Company has carefully considered the new pronouncements that alter the previous GAAP and do not believe that any new or modified principles will have a material impact on the Company’s reported financial position or operations in the near term.

Note 3 – GOING CONCERN

The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States (“GAAP”), which contemplate continuation of the Company as a going concern. However, the Company has no revenues. The Company currently has losses and has not completed its efforts to establish a stabilized source of revenue sufficient to cover operating costs over an extended period of time. Therefore, there is substantial doubt about the Company’s ability to continue as a going concern. Management anticipates that the Company will be dependent, for the near future, on additional investment capital to fund operating expenses The Company intends to position itself so that it will be able to raise additional funds through the capital markets. In light of management’s efforts, there are no assurances that the Company will be successful in this or any of its endeavors or become financially viable and continue as a going concern.

Emerald Plants Health Source (E.P.H.S) Inc.

NOTES TO THE FINANCIAL STATEMENTS

June 30, 2017 and 2016

Note 4 – PROPERTY AND EQUIPMENT

Classification	2017	2016
Furniture	$9,601	$4,735
Leasehold improvements	204,277	204,277
Total cost of property and equipment	213,878	209,012
Accumulated depreciation	(164,750)	(122,750)
Property and equipment, net	$49,128	$86,262

Note 5 – RELATED PARTY TRANSACTIONS

In 2013, Paolo Gervasi (President) and Calogero Caruso loaned the Company $16,872 and $16,872, respectively as non-interest-bearing loans. As of June 30, 2017, the Company owed its President Paolo Gervasi and Vice-President Calogero Caruso $357,970 and $357,970 respectively.

Note 6 – LEASE AGREEMENTS

On October 21, 2012, the Company entered into a rental agreement for an office and grow space of 8,387 square feet. The Company renewed the rental agreement on December 1, 2015 with a base gross rent of $4.63 per square foot and security deposit of $6,667. The Company will owe monthly rental payments of approximately $38,832 until the rental agreement terminates on November 30, 2018.

Note 7 – INCOME TAXES

The Company uses the income taxes payable method of accounting for income taxes and is subject to Canadian income tax rules and regulation. Under this method, the Company reports as an expense or as income of the period only the cost or benefit of current income taxes determined in accordance with the rules established by taxation authorities.

At June 30, 2017, the company had net operating carry forward losses totaling $650,294 for income tax purposes, the utilization of which is severely limited due to a change in control.

Description	2017	2016

Income tax provision at Canadian Corporate tax rate of 15%	$(24,983)	$(24,040)
Valuation allowance	24,983	24,040

Total	$-	$-

The expiration dates for using these losses to reduce income taxes are as follows:

2033	$28,502
2034	138,426
2035	156,545
2036	160,268
2037	166,553
$650,294

The Company has not recognized the tax benefits of these losses in these financial statements due to their limited ability to realize the benefits.

Emerald Plants Health Source (E.P.H.S) Inc.

NOTES TO THE FINANCIAL STATEMENTS

June 30, 2017 and 2016

Note 8 – SUBSEQUENT EVENTS

On February 27, 2018, a purchase agreement was executed between Emerald Plants Health Source Inc. and EPHS Holdings, Inc. for all the issued and outstanding shares of common stock of Emerald Plants Health Source and the forgiveness of all shareholder loans in exchange for 20,000,000 shares of EPHS Holdings, Inc. common stock.

Emerald Plants Health Source (E.P.H.S.) Inc.

Unaudited Condensed Balance Sheets

	December 31, 2017	June 30, 2017
ASSETS

Current assets
Cash and cash equivalents	$4,195	$6,913
Sales tax receivable	4,066	4,299
Prepaid expenses and other current assets	-	-
Total current assets	8,261	11,212

Property and equipment	28,917	49,128
Security Deposit	6,866	6,658
Other assets	-	-
Total assets	$44,044	$66,998

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

Current liabilities
Accounts payable	$6,114	$5,949
Loan payable – shareholders	794,317	715,940
Total liabilities	800,431	721,889

Stockholders' equity (deficit)
Class A Common stock, $0.77 par value, 100 shares issued, authorized and outstanding as of June 30, 2017 and 2016	80	77
Additional paid-in capital	-	-
Accumulated deficit	(735,552)	(604,965)
Accumulated other comprehensive gain (loss)	(20,915)	(49,469)
Total stockholders' equity (deficit)	(756,387)	(654,434)
Total liabilities and stockholders' equity (deficit)	$44,044	$66,998

See accompanying notes

Emerald Plants Health Source (E.P.H.S.) Inc.

Unaudited Condensed Statement of Operations

	Six Months Ended
	December 31, 2017	December 31, 2016
Total revenue	$-	$-
Cost of revenue	-	-
Gross profit	-	-

Operating Expenses	(81,111)	(75,447)

Other income (expense)	-	-

Net income (loss)	(81,111)	(75,447)

Other comprehensive loss
Foreign currency translation gain (loss)	28,554	27,525
Net Comprehensive gain (loss)	$(52,557)	$(47,922)

Weighted average shares - basic and diluted	100	100
Loss per share - basic and diluted	$(526)	$(479)

See accompanying notes

Emerald Plants Health Source (E.P.H.S.) Inc.

Unaudited Condensed Statement of Cash Flows

	Six Months Ended
	December 31, 2017	December 31, 2016
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)	$(81,111)	$(75,447)
Amortization of property and equipment	21,740	20,467
Translation loss	20,915	24,483
Net change in non-working capital items
Sales tax receivable	367	1,583
Accounts payable	(21)	-
Prepaid expenses	-	2,304
Security deposit	-	-
CASH USED IN OPERATING ACTIVITIES	(38,109)	(28,914)

CASH FLOWS FROM INVESTING ACTIVITIES
Acquisition of property and equipment	-	-
CASH USED IN INVESTING ACTIVITIES	-	-

CASH FLOWS FROM FINANCING ACTIVITIES
Net increase in loan payable to shareholders	56,091	24,211
CASH USED IN FINANCING ACTIVITIES	56,091	24,211

Effect of translation changes on cash	(18,197)	(24,213)

Change in cash and cash equivalents	(215)	(28,916)

Cash, beginning of year	7,128	31,557

Cash, end of year	$6,913	$2,641

SUPPLEMENTAL DISCLOSURES
Cash paid for interest	$-	$-
Cash paid for income taxes	$-	$-

See accompanying notes

Emerald Plants Health Source (E.P.H.S.) Inc.

NOTES TO CONDENSED FINANCIAL STATEMENTS

For the Six Months Ended December 31, 2017

(unaudited)

Note 1 – ORGANIZATION AND NATURE OF BUSINESS

Emerald is a recently formed Canadian based company. Emerald’s operations are based in Montreal, Quebec Canada. Emerald has applied and submitted an application to Health Canada to secure a commercial cultivation license identified as a license for Access to Cannabis for Medical Purposes Regulation: “ACMPR”, It has generated no revenues to date.

After securing the license, Emerald will be required to apply for a sales license. In applying for a sales license for cannabis, Emerald will be required to submit its first cannabis crop for inspection. The inspection will examine the cannabis for contaminants and environmental control. If the license is granted, Emerald be able to sell cannabis to licensed distributors throughout Canada.

Note 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation

The accompanying unaudited condensed financial statements have been prepared in accordance with GAAP. The Company’s year-end is June 30.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company's policy is to present bank balances under cash and cash equivalents, including bank overdrafts when balances fluctuate frequently from being positive to overdrawn and term deposits with a maturity period of three months or less from the date of acquisition. Term deposits that the Company cannot use for current transactions because they are pledged as security are excluded from cash and cash equivalents.

Property and Equipment

Property and equipment is stated at cost or contributed value. The value of the equipment contributed was assessed by an independent third-party at liquidation value. Major additions and improvements are capitalized. Depreciation of furniture, vehicles and equipment is calculated using the diminishing balance method at a rate of 20% per year, and leasehold improvements are amortized on a straight-line basis over the shorter of their estimated useful lives or the lease term (which is 5 years). The cost and related accumulated depreciation of equipment retired or sold are removed from the accounts and any differences between the undepreciated amount and the proceeds from the sale are recorded as a gain or loss on sale of equipment.

Foreign Currency Translation

The functional currency of the Company is the Canadian Dollar (“CAD”). For financial statement purposes, the reporting currency is the United States Dollar (“USD”).

For financial reporting purposes, the financial statements are translated into the Company’s reporting currency, USD. Asset, liability and equity accounts are translated using the closing exchange rate in effect at the balance sheet date and income and expense accounts are translated using the average exchange rate prevailing during the reporting period.

Emerald Plants Health Source (E.P.H.S.) Inc.

NOTES TO CONDENSED FINANCIAL STATEMENTS

For the Six Months Ended December 31, 2017

(unaudited)

Adjustments resulting from the translation, if any, are included in accumulated other comprehensive loss in stockholder’s equity (deficit).

The conversion from CAD to USD was performed using the historical exchange rate of $1.00 CAD equal to $0.771 USD as of 12/31/2016 and $0.795 USD as of 12/31/2017.

Impairment of Long-Lived Assets

Our company reviews its property and equipment and any identifiable intangibles for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable, in accordance with ASC Topic 360, “Property, Plant and Equipment” (“ASC 360”). The test for impairment is required to be performed by management at least annually. An asset or asset group is considered impaired if its carrying amount exceeds the undiscounted future net cash flow the asset or asset group is expected to generate. If an asset or asset group is considered impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds its fair value. If estimated fair value is less than the book value, the asset is written down to the estimated fair value and an impairment loss is recognized.

Fair Value of Financial Instruments

Our financial instruments consist of cash and cash equivalents and amounts due to shareholders. The carrying amount of these financial instruments approximates fair value due either to length of maturity or interest rates that approximate prevailing market rates unless otherwise disclosed in these financial statements.

The Company's financial instruments, as defined by ASC subtopic 825-10, “Financial Instrument” (“ASC 825-10), include cash and cash equivalents, accounts payable, convertible note payable and amounts due to shareholders. All instruments are accounted for on a historical cost basis, which, due to the short maturity of these financial instruments, approximates fair value at December 31, 2017

FASB ASC 820 defines fair value, establishes a framework for measuring fair value in accordance with generally accepted accounting principles, and expands disclosures about fair value measurements. ASC 820 establishes a three-tier fair value hierarchy which prioritizes the inputs used in measuring fair value as follows:

Level 1: Observable inputs such as quoted prices in active markets;

Level 2: Inputs, other than the quoted prices in active markets, that are observable either directly or indirectly; and

Level 3: Unobservable inputs in which there is little or no market data, which requires the reporting entity to develop its own assumptions

Income Taxes

The Company accounts for income taxes in accordance with ASC 740, "Income Taxes," which requires that the Company recognize deferred tax liabilities and assets based on the differences between the financial statement carrying amounts and the tax bases of assets and liabilities, using enacted tax rates in effect in the years the differences are expected to reverse. Deferred income tax benefit (expense) results from the change in net deferred tax assets or deferred tax liabilities. A valuation allowance is recorded when it is more likely than not that some or all deferred tax assets will not be realized.

The Company has adopted the provisions of ASC 740-10-05 “Accounting for Uncertainty in Income Taxes.” The ASC clarifies the accounting for uncertainty in income taxes recognized in an enterprise's financial statements. The ASC prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. The ASC provides guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosure and transition.

Emerald Plants Health Source (E.P.H.S.) Inc.

NOTES TO CONDENSED FINANCIAL STATEMENTS

For the Six Months Ended December 31, 2017

(unaudited)

Sales Tax Receivable

The company is charged approximately 15% sales taxes on all taxable purchases. The rates are a blend of Federal (Canada) and Provincial (Quebec). The company is reimbursed for all sales taxes paid to suppliers. The company does not charge sales taxes on supplies as it has no revenues.

Net Loss Per Share, Basic and Diluted

The basic loss per share for the six months ended December 31, 2017 was $(526).  Basic income (loss) per share is calculated by dividing our net loss applicable to common shareholders by the weighted average number of common shares during the period. Diluted earnings per share is calculated by dividing our net income available to common shareholders by the diluted weighted average number of shares outstanding during the year. The diluted weighted average number of shares outstanding is the basic weighted number of shares adjusted for any potentially dilutive debt or equity. There are no such common share equivalents outstanding as of December 31, 2017.

Related Party Transactions

The Company follows the guidance in ASC 850. The Company discloses related transactions and certain common control relationships. Transactions between related parties are related party transactions even though they may not be given accounting recognition.

Subsequent Event

The Company follows the guidance in SFAS 165 (ASC 855-10-50) for the disclosure of subsequent events. The Company evaluates subsequent events from the date of the balance sheet through the date when the financial statements are issued. Pursuant to ASU 2010-09 of the FASB Accounting Standards Codification, the Company as an SEC filer considers its financial statements issued when they are widely distributed to users, such as through filing them with the SEC on the EDGAR system.

Recent Accounting Pronouncements

The Company has reviewed all other FASB issued ASU accounting pronouncements and interpretations thereof that have effective dates during the period reported and in future periods. The Company has carefully considered the new pronouncements that alter the previous GAAP and do not believe that any new or modified principles will have a material impact on the Company’s reported financial position or operations in the near term.

Note 3 – GOING CONCERN

The accompanying unaudited condensed financial statements have been prepared in conformity with accounting principles generally accepted in the United States (“GAAP”), which contemplate continuation of the Company as a going concern. However, the Company has no revenues. The Company currently has losses and has not completed its efforts to establish a stabilized source of revenue sufficient to cover operating costs over an extended period of time. Therefore, there is substantial doubt about the Company’s ability to continue as a going concern. Management anticipates that the Company will be dependent, for the near future, on additional investment capital to fund operating expenses The Company intends to position itself so that it will be able to raise additional funds through the capital markets. In light of management’s efforts, there are no assurances that the Company will be successful in this or any of its endeavors or become financially viable and continue as a going concern.

Emerald Plants Health Source (E.P.H.S.) Inc.

NOTES TO CONDENSED FINANCIAL STATEMENTS

For the Six Months Ended December 31, 2017

(unaudited)

Note 4 – PROPERTY AND EQUIPMENT

Classification	December 31, 2017	June 30, 2017
Furniture	$9,899	$9,601
Leasehold improvements	210,636	204,277
Total cost of property and equipment	220,535	213,878
Accumulated depreciation	(191,618)	(164,750)
Property and equipment, net	$28,917	$49,128

Note 5 – RELATED PARTY TRANSACTIONS

In 2013, Paolo Gervasi (President) and Calogero Caruso loaned the Company $16,872 and $16,872, respectively as non-interest-bearing loans. As of December 31, 2017, the Company owed its President Paolo Gervasi and Vice-President Calogero Caruso $397,159 and $397,158 respectively.

Note 6 – LEASE AGREEMENTS

On October 21, 2012, the Company entered into a rental agreement for an office and grow space of 8,387 square feet. The Company renewed the rental agreement on December 1, 2015 with a base gross rent of 4.63 per square foot and security deposit of $6,866 as of December 31, 2017. The Company will owe monthly rental payments of approximately $38,832 until the rental agreement terminates on November 30, 2018.

Note 7 – INCOME TAXES

The Company uses the income taxes payable method of accounting for income taxes and is subject to Canadian income tax rules and regulation. Under this method, the Company reports as an expense or as income of the period only the cost or benefit of current income taxes determined in accordance with the rules established by taxation authorities.

At June 30, 2017, the company had net operating carry forward losses totaling $650,294 for income tax purposes, the utilization of which is severely limited due to a change in control.

Description	2017	2016

Income tax provision at Canadian Corporate tax rate of 15%	$(24,983)	$(24,040)
Valuation allowance	24,983	24,040

Total	$-	$-

The expiration dates for using these losses to reduce income taxes are as follows:

2033	$28,502
2034	138,426
2035	156,545
2036	160,268
2037	166,553
$650,294

The Company has not recognized the tax benefits of these losses in these unaudited condensed financial statements due to their limited ability to realize the benefits.

Emerald Plants Health Source (E.P.H.S.) Inc.

NOTES TO CONDENSED FINANCIAL STATEMENTS

For the Six Months Ended December 31, 2017

(unaudited)

Note 8 – SUBSEQUENT EVENTS

On February 27, 2018, a purchase agreement was executed between Emerald Plants Health Source Inc. and EPHS Holdings, Inc. for all the issued and outstanding shares of common stock of Emerald Plants Health Source and the forgiveness of all shareholder loans in exchange for 20,000,000 shares of EPHS Holdings, Inc. common stock.

EPHS Holdings, Inc.

Unaudited Pro Forma Condensed Combined Financial Information

December 31, 2017

The following unaudited pro forma condensed combined financial information are based on the historical financial statements of EPHS Holdings, Inc. (the “Company”) and Emerald Plants Health Source (E.P.H.S.) Inc. (“Emerald”) after giving effect to the Company’s acquisition of Emerald on February 27, 2018 and the assumptions, reclassifications and adjustments described in the accompanying notes to the unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined balance sheet as of December 31, 2017 is presented as if the acquisition and reverse merger of Emerald had occurred on December 31, 2017.

The unaudited pro forma condensed combined statements of operations for the years ended December 31, 2017, and year ended December 31, 2017, are presented as if the acquisition of Emerald had occurred on December 31, 2017 and were carried forward through each of the aforementioned periods presented.

The unaudited pro forma condensed combined financial information is not intended to represent or be indicative of the Company’s consolidated results of operations or financial position that the Company would have reported had the Emerald acquisition been completed as of the dates presented and should not be taken as a representation of the Company’s future consolidated results of operations or financial position. The unaudited pro forma condensed combined financial information does not reflect any operating efficiencies and/or cost savings that the Company may achieve with respect to the combined companies.

The unaudited pro forma condensed combined financial information should be read in conjunction with the financial statements and accompanying notes of the Company included for the fiscal year ended December 31, 2017 and 2016 and the financial statements and accompanying notes of Emerald included for the fiscal year ended June 30, 2017 and 2016.

PRO FORMA COMBINED BALANCE SHEET

December 31, 2017

(Unaudited)

	EPHS Holdings, Inc.	Emerald Plants Health Source, Inc.	Pro Forma Adjustments		Pro Forma Combined
ASSETS
Current assets
Cash and cash equivalents	$-	$4,195	$-		$4,195
Sales tax receivable	-	4,066	-		4,066
Prepaid expenses and other current assets	-	-	-		-
Total current assets	-	8,261	-		8,261

Property and equipment	-	28,917	-		28,917
Security Deposit	-	6,866	-		6,866
Total assets	$-	$44,044	$-		$44,044

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current liabilities
Accounts payable	$6,598	$6,114	$-		$12,712
Due to Related Party – Note Payable	-	794,317	-		794,317
Total liabilities	6,598	800,431	-		807,029

Stockholders' equity (deficit)
Common stock	122,601	80	(20,080)	(A)	102,601
Additional paid-in capital	3,882,385	-	20,080	(B)	(3,902,465)
Accumulated deficit	(4,011,584)	(735,552)	-		(4,747,136)
Accumulated other comprehensive gain (loss)	-	(20,915)	-		(20,915)
Total stockholders' equity (deficit)	(6,598)	(756,387)	-		(762,985)
Total liabilities and stockholders' equity (deficit)	$-	$44,044	$-		$44,044

PRO FORMA COMBINED STATEMENT OF OPERATIONS

December 31, 2017

(Unaudited)

	EPHS Holdings, Inc.	Emerald Plants Health Source, Inc.	Pro Forma Adjustments	Pro Forma Combined
Total revenue	$-	$-	$-	$-
Cost of revenue	-	-	-	-
Gross profit	-	-	-	-

Operating Expenses	(2,960,437)	(162,222)	-	(3,122,659)

Other income (expense)	-	-	-	-

Net income (loss)	(2,960,437)	(162,222)	-	(3,122,659)

Other comprehensive loss
Foreign currency translation gain (loss)	-	57,108	-	(57,108)
Total comprehensive gain (loss)	$(2,960,437)	$(219,330)	$-	$(2,741,107)

PRO FORMA ADJUSTMENTS

The following pro forma adjustments are included in the Company’s unaudited pro forma condensed combined financial statements:

(A)	To record to following adjustments to common stock

To eliminate Emerald’s historical common stock	(80)
To record the 20,000,000 shares issued at par value for acquisition of Emerald	(20,000)

(B)	To record the following adjustments to additional paid in capital

To eliminate Emerald’s historical common stock	(80)
To record the 20,000,000 shares issued at par value for acquisition of Emerald	(20,000)